SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2002

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant specified in its charter)

Maryland (State of Incorporation)	1-13100 (Commission File Number)	56-1871668 (IRS Employer Identification No.)

3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (919) 872-4924

Item 5.    Other Events

As reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the SEC on August 14, 2002, US Airways Group Inc. filed a voluntary petition on August 11, 2002 with the United States Bankruptcy Court seeking relief under Chapter 11 of the United States Bankruptcy Code. We currently have seven leases encompassing 414,059 square feet with US Airways and its affiliates with an average remaining lease term of 5.4 years as of June 30, 2002. Based on June 2002 rental revenue, our annualized rental revenue from these leases is $6.9 million, or approximately 1.5% of our total annualized rental revenue. We have an accrued straight line rent receivable from US Airways in the amount of $495,000 as of June 30, 2002. Approximately 55,000 square feet of space is currently being sub-leased by US Airways to a third party and we estimate that the balance of the space is approximately 75 percent utilized by US Airways as a reservation call center and for revenue accounting and information technology functions. All of the 414,059 square feet of space is located in Winston-Salem, North Carolina.

In our Quarterly Report, we reported that US Airways was current on base rental payments through August 31, 2002 as of the date of such filing. This statement was based upon our receipt and deposit of checks from US Airways in the aggregate amount of $575,000 from August 9, 2002 through August 13, 2002. These checks covered all of the rent due from US Airways for August 2002. After the close of business on August 15, 2002, we learned that all or substantially all of this $575,000 has been or will be returned unpaid by the bank.

Under applicable provisions of bankruptcy law, US Airways must pay all rents incurred during the post-petition period until such time as the leases are assumed or rejected as part of the bankruptcy process. Post-petition rents for August 2002 would be approximately $390,000. However, due to the cancellation of the checks previously sent to us, US Airways has not yet paid any rent to us for August 2002. With respect to any leases ultimately assumed by US Airways during the bankruptcy process, it is our belief that US Airways will be required to cure all unpaid amounts from August 1, 2002 up to the date of the US Airways bankruptcy filing, which is August 11, 2002. In the event that US Airways rejects any of our leases during the bankruptcy process, we expect to become a general unsecured creditor not only with respect to the pre-petition amounts due on such rejected leases, but also with respect to any claims for damages arising out of such rejection. As of the date hereof, US Airways has not yet informed us whether or not it intends to assume or reject any of our leases.

Due to the inherent uncertainties of the bankruptcy process, we are not able to predict the impact of US Airways’ bankruptcy on its leasing and occupancy of our properties or on our financial condition and results of operations.

Certain matters discussed in this Current Report, such as the effect of the bankruptcy laws on our leases, may be forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from our current expectations include changes in bankruptcy or other applicable laws and other factors detailed in our SEC reports.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.

By:	/s/ CARMAN J. LIUZZO
Carman J. Liuzzo
Vice President, Chief Financial Officer
and Treasurer

Dated: August 19, 2002

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